As filed with the Securities and Exchange Commission on October 14, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SANGAMO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	68-0359556
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7000 Marina Blvd. Brisbane, California	94005
(Address of Principal Executive Offices)	(Zip Code)

Sangamo Therapeutics, Inc. 2020 Employee Stock Purchase Plan

(Full title of the plan)

Alexander D. Macrae

President and Chief Executive Officer

Sangamo Therapeutics, Inc.

7000 Marina Blvd.

Brisbane, California 94005

(510) 970-6000

(Name and address of agent for service) (telephone number, including area code, of agent for service)

Copies to:

Chadwick L. Mills

Cooley LLP

101 California St., 5th Floor

San Francisco, California 94111-5800

Tel: (415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	5,000,000	$10.13	$50,650,000.00	$5,525.91

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s common stock that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the registrant’s common stock.

(2)

Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act. The offering price per share and the aggregate offering price are based on the average of the high ($10.44) and low ($9.82) sale prices of the registrant’s common stock as reported on The Nasdaq Global Select Market on October 8, 2020, which date is within five business days prior to the filing of this registration statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). The document(s) containing the information specified in Part I will be sent or given to the participants in the Sangamo Therapeutics, Inc. 2020 Employee Stock Purchase Plan as specified by Rule 428(b)(1). Such document(s) are not being filed with the Securities and Exchange Commission (the “Commission”) as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These document(s) and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the registrant with the Commission are incorporated by reference into this registration statement:

•	the registrant’s annual report on Form 10-K for the year ended December 31, 2019, which was filed with the Commission on February 28, 2020;

•

the information specifically incorporated by reference into the registrant’s annual report on Form 10-K for the year ended December  31, 2019 from the registrant’s definitive proxy statement on Schedule 14A relating to its 2020 annual meeting of stockholders, which was filed with the Commission on April 2, 2020;

•	the registrant’s quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, which were filed with the Commission on May 11, 2020 and August 5, 2020, respectively;

•	the registrant’s current reports on Form 8-K, which were filed with the Commission on February 14, 2020, April 17, 2020, May 22, 2020, June 24, 2020, July 30, 2020 and September 14, 2020; and

•

the description of the registrant’s common stock contained in the registrant’s registration statement on Form 8-A, which was filed with the Commission on March 31, 2000, including all amendments and reports filed for the purpose of updating such description, including Exhibit 4.1 of the 2019 Form 10-K.

All reports and other documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The registrant’s Seventh Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”), provides for indemnification of directors to the fullest extent provided by the General Corporation Law of the State of Delaware (the “DGCL”) for all liability and loss suffered and expenses reasonably incurred by such director. Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for:

•	any breach of duty of loyalty to the corporation or to its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

These provisions do not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Section 145 of the DGCL permits a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. In an action by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, although the court in which the action or suit was brought or the Delaware Court of Chancery may determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify the officer or director against the expenses that such officer or director actually and reasonably incurred. Section 145 of the DGCL also provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

The registrant has entered into indemnification agreements with each of its directors and executive officers. These agreements, among other things, require the registrant to indemnify each director and officer to the fullest extent permitted by applicable law, including indemnification for expenses such as attorneys’ fees and fees of experts, witnesses, private investigators and professional advisors as well as for liabilities such as judgments, damages, losses, penalties, taxes, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action by or in the right of the registrant, arising out of the person’s services as a director or officer of the registrant or of any entity to which the person provides services at the registrant’s request, including the registrant’s subsidiaries, or acting as a fiduciary with respect to its employee benefit plans. The registrant also maintains insurance coverage related to certain liabilities of directors and officers. At present, the registrant is not aware of any pending or threatened litigation or proceeding involving any of its directors, officers, employees or agents in which indemnification would be required or permitted. The registrant believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Description

4.1	Seventh Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q filed August 9, 2017).

4.2	Fourth Certificate of Amendment of the Seventh Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed May 22, 2020).

4.3	Third Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed June 15, 2018).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this registration statement.

24.1	Power of Attorney is contained on the signature pages hereto.

99.1	Sangamo Therapeutics, Inc. 2020 Employee Stock Purchase Plan.

Item 9. Undertakings.

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of California, on October 14, 2020.

SANGAMO THERAPEUTICS, INC.

By:	/s/ Alexander D. Macrae
Alexander D. Macrae, M.B., Ch.B., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alexander D. Macrae, Sung H. Lee and Gary H. Loeb, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Alexander D. Macrae Alexander D. Macrae, M.B., Ch.B., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	October 14, 2020

/s/ Sung H. Lee Sung H. Lee	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 14, 2020

/s/ Prathyusha Duraibabu Prathyusha Duraibabu	Vice President, Finance (Principal Accounting Officer)	October 14, 2020

/s/ H. Stewart Parker H. Stewart Parker	Director and Chairman of the Board	October 14, 2020

/s/ Robert F. Carey Robert F. Carey	Director	October 14, 2020

/s/ Kenneth J. Hillan Kenneth J. Hillan, M.B., Ch.B.	Director	October 14, 2020

/s/ John H. Markels John H. Markels, Ph.D.	Director	October 14, 2020

/s/ James R. Meyers James R. Meyers	Director	October 14, 2020

/s/ Saira Ramasastry Saira Ramasastry	Director	October 14, 2020

/s/ Karen L. Smith Karen L. Smith, M.D., Ph.D., M.B.A., L.L.M.	Director	October 14, 2020

/s/ Joseph S. Zakrzewksi Joseph S. Zakrzewksi	Director	October 14, 2020